Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SITO MOBILE, LTD.

ARTICLE I

OFFICES

Section 1. The registered offices of SITO Mobile, Ltd. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Meetings of stockholders may be held at such time and place, within and without the State of Delaware, as shall be stated in the notice of the meeting or in a valid waiver of notice thereof. The annual meeting of stockholders may be held at such place, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. The annual meeting of stockholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and hour as shall be determined by the Board of Directors.

Section 3. Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law) or the certificate of incorporation of the Corporation, the notice of any meeting shall be given, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The Board of Directors may postpone or reschedule any previously scheduled meeting.

Section 4. Subject to applicable law, the certificate of incorporation of the Corporation and the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called (i) by the affirmative vote of a majority of the Board of Directors, (ii) by the chairman of the Board of Directors or (iii) by the Chief Executive Officer.

Section 5. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 6. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the Corporation. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Except as otherwise provided by applicable law, the stock ledger shall be the sole evidence of the identity of the stockholders entitled to examine the stock ledger, the list required by this Section 6 or to vote in person or by proxy at any meeting of the stockholders and the number of shares held by each stockholder.

Section 7. The holders of a majority of the aggregate voting power of the shares of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by applicable law or by the certificate of incorporation of the Corporation. Whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the aggregate voting power of the shares of capital stock entitled to vote who are present in person or represented by proxy at the meeting shall have the power to adjourn the meeting from time to time.

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Section 8. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, notice of the time and place of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Article VI, Section 2(a) of these bylaws of the Corporation (these “Bylaws”), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 9. When a quorum is present at any meeting of stockholders, the affirmative vote of a majority of the voting shares properly cast in person or by proxy at the meeting shall decide any question brought before such meeting, except (i) directors shall be elected by a plurality of the votes of the shares properly cast in person or by proxy at the meeting in the election of directors and (ii) if the question is one upon which, by provision of applicable law, the certificate of incorporation of the Corporation or these Bylaws, a different vote is required, then such express provision shall govern and control the decision of such question. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting in the election of directors.

Section 10. At every meeting of the stockholders, each stockholder shall be entitled to vote, in person or by a valid proxy given by the stockholder or his or her duly authorized attorney-in-fact, each share of the capital stock having voting power held by such stockholder in accordance with the provisions of the certificate of incorporation of the Corporation and, if applicable, the certificate of designations relating thereto, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 11.Subject to applicable law and the certificate of incorporation of the Corporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the General Corporation Law of the State of Delaware. The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

Section 12. At all meetings of stockholders, the chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) restrictions on the use of audio or video recording devices at the meeting; (vii) actions to comply with any state and local laws and regulations concerning safety and security; (viii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (ix) such other action as, in the discretion of the chairman of the meeting, is deemed necessary, appropriate or convenient for the proper conduct of the meeting. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such nomination or matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 13. Attendance of a stockholder, in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder, in person or by proxy, attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 14. Notice of Director Nominations and Stockholder Business.

(a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders only (i) pursuant to the Corporation’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, (iii) by any stockholder or stockholders that, pursuant to Section 11 hereof, represent a sufficient number of votes to take such action by written consent without a meeting or (iv) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of the notice provided for in this Section 14, who is entitled to vote at the meeting and who complies fully with the notice requirements and other procedures set forth in this Section 14.

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(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 14(a)(iv) above, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business, other than the nomination of persons for election to the Board of Directors, must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be sent and received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern Time, on the ninetieth (90th) day, nor earlier than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day, prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, notice by the stockholder to be timely must be so sent and received not earlier than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder notice as described herein. To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the complete text of any resolutions proposed for consideration or any amendment to any Corporation document intended to be presented at the meeting), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) (1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and of their respective affiliates or associates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (4) any contract, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any security of the Corporation (any of the foregoing, a “Short Interest”), (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder and (9) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (10) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (D) a representation whether the stockholder or the beneficial owner, if any, intends to solicit proxies in support of such nomination or proposal, including whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to adopt and/or carry out the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require in order to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

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(c) Notwithstanding anything in this Section 14 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be sent and received by the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(d) Only such business shall be conducted at a special meeting of stockholders as shall have been stated in the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, (ii) by any stockholder or stockholders that, pursuant to Section 11 hereof, represent a sufficient number of votes to take such action by written consent without a meeting or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of the notice provided for in this Section 14, who is entitled to vote at the meeting and who complies fully with the notice requirements and other procedures set forth in this Section 14. In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (b) of this Section 14 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than the one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder notice as described herein.

(e) To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice in this Section 14) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(f) Only such persons who are nominated in accordance with and fully comply with the requirements and procedures set forth in this Section 14 shall be eligible and qualified to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 14. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the requirements and procedures set forth in this Section 14 (including whether the stockholder or beneficial owner, if any, on whose behalf the nominee or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (b)(iii)(D) of this Section 14) and, in the event any proposed nomination or business was not so made or proposed in compliance with this Section 14, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 14, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

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(g) For purposes of this Section 14, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or any comparable or successor national news service or in a document publicly filed by the Corporation with the Securities Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(h) Notwithstanding the foregoing provisions of this Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14. Nothing in this Section 14 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act (or any successor provision thereto).

Section 15. Place of Meetings. The Board of Directors may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporate Law of the State of Delaware. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

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ARTICLE III

DIRECTORS

Section 1. Subject to applicable law and the certificate of incorporation of the Corporation, the number of directors constituting the entire Board of Directors shall be fixed from time to time by resolution of the Board of Directors pursuant to these Bylaws, by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, but shall never be less than one nor more than fifteen. As used in these Bylaws, the term “entire Board of Directors” means the total number of directors fixed in the manner provided in this Article III, Section 1 of the Bylaws and the certificate of incorporation of the Corporation.

Section 2. The entire board shall stand for election or re-election by the stockholders at each annual meeting and directors shall hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election. The directors elected shall hold office until their successors are duly elected and qualify, or until their earlier death, disqualification, resignation or removal.

Section 3. Subject to applicable law, the certificate of incorporation of the Corporation and the rights of holders of shares of one or more classes or series of Preferred Stock, vacancies in the Board of Directors for any reason, including by reason of an increase in the authorized number of directors, shall, if occurring prior to the expiration of the term of office in which the vacancy occurs, only be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term expiring at the annual meeting of stockholders and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4. The property and business of the Corporation shall be controlled and managed in accordance with the terms of the certificate of incorporation of the Corporation by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation of the Corporation or by these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. The Board of Directors of the Corporation, or any committees thereof, may hold meetings, both regular and special, either within or outside of the State of Delaware.

Section 6. A regular annual meeting of the Board of Directors, including newly elected directors, shall be held in connection with each annual meeting of stockholders at the place of such stockholders’ meeting, and no notice of such meeting to the directors shall be necessary in order legally to constitute the meeting, provided that a quorum shall be present. If such meeting is held at any other time or place, notice thereof must be given or waived as hereinafter provided for special meetings of the Board of Directors.

Section 7. Additional regular meetings of the Board of Directors shall be held on such dates and at such times and at such places as shall from time to time be determined by the Board of Directors.

Section 8. The Chairman of the Board, the Chief Executive Officer, the Vice Chair of the Board of Directors or a majority of the Board of Directors then in office may call a special meeting of the Board of Directors at any time by giving notice as provided in these Bylaws to each member of the board at least twenty-four (24) hours before the time appointed. Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 9. At all meetings of the board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation of the Corporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, setting forth the action so taken, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

Section 11. Unless otherwise restricted by the certificate of incorporation of the Corporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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COMMITTEES OF DIRECTORS

Section 12. Designation of Committees. The Board of Directors may, by resolution passed by a majority of the board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Section 13. Vacancies. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 14. Powers. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors to the extent provided by Section 141(c) of the Delaware General Corporation Law as it exists now or may hereafter be amended.

Section 15. Minutes. Each committee of the Board of Directors shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 16. Unless otherwise restricted by the certificate of incorporation of the Corporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. All directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors, and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and expenses for attending committee meetings.

REMOVAL OF DIRECTORS

Section 17. Subject to applicable law, the certificate of incorporation of the Corporation and the rights of holders of shares of one or more classes or series of Preferred Stock any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of holders of shares entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of applicable law, the certificate of incorporation of the Corporation or these Bylaws, notice is required to be given to (a) any director, it shall be construed to mean oral notice given telephonically or written or printed notice given either personally or by mail, wire or electronic transmission, or (b) any stockholder, it shall be construed to mean written or printed notice given either personally or by mail, wire or electronic transmission in the manner and to the extent provided by Section 232 of the Delaware General Corporation Law, in each case, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage or other charges thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or at the appropriate office for transmission by wire or, in the case of electronic transmission, at the time specified by Section 232 of the Delaware General Corporation Law.

Section 2. Whenever any notice is required to be given under the provisions of applicable law or of the certificate of incorporation of the Corporation or of these Bylaws, a waiver thereof in writing or by electronic transmission, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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Section 3. Attendance at a meeting shall constitute a waiver of notice except where a director or stockholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 4. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall be elected by the Board of Directors at its first meeting and in connection with each annual meeting of the stockholders and shall be a Chief Executive Officer, a Chief Financial Officer and/or a Treasurer and a Secretary. The Board of Directors may also elect a Chairman of the Board, one or more Vice Chairmen or Vice Chairs of the Board, one or more Presidents and Vice Presidents and one or more Assistant Treasurers and Assistant Secretaries, and such other officers as the Board of Directors deems appropriate. Any number of offices may be held by the same person. Vice Presidents may be given distinctive designations such as Executive Vice President or Senior Vice President. At the time of election, the Board of Directors may determine that the Chairman of the Board shall be a Non-Executive Chairman of the Board or that the Vice Chair of the Board shall be a Non-Executive Vice Chair of the Board.

Section 2. The Board of Directors may elect such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3. The officers of the Corporation shall hold office until their successors are elected or appointed and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

Section 4. The Chairman of the Board, if any shall be elected, shall preside at all meetings of the Board of Directors and the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

VICE CHAIR OF THE BOARD

Section 5. The Vice Chair of the Board, if any shall be elected, or if there be more than one, the Vice Chairs of the Board in order of their election, shall, in the absence of the Chairman of the Board, or in case the Chairman of the Board shall resign, retire, become deceased or otherwise cease or be unable to act, perform the duties and exercise the powers of the Chairman of the Board. In addition, the Vice Chair of the Board shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

THE CHIEF EXECUTIVE OFFICER

Section 6. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision, management and control of the business and affairs of the Corporation, subject to the control of the Board of Directors. The Chief Executive Officer shall perform the duties and exercise the powers incident to the office of Chief Executive Officer and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the Board of Directors or these Bylaws.

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THE PRESIDENT

Section 7. The President, if any shall be elected, shall, under the direction of the Chief Executive Officer, be responsible for the operations of the Corporation and shall have all the powers, rights, functions and responsibilities normally exercised by a president. The President shall have such other powers and perform such other duties as may from time to time be assigned to the President by the Chief Executive Officer, the Board of Directors or these Bylaws.

THE VICE PRESIDENTS

Section 8. The Vice Presidents, if any shall be elected, shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Chief Executive Officer.

THE SECRETARY AND ASSISTANT SECRETARY

Section 9. The Secretary, if any shall be elected, shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and the special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 10. The Assistant Secretary, if any shall be elected, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall have such other powers and perform such other duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive Officer or the Secretary.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The Treasurer, if any shall be elected, under the supervision of the Chief Executive Officer, shall have charge of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by or at the direction of the Board of Directors.

Section 12. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by or at the direction of the Chief Executive Officer or the Board of Directors, taking proper vouchers for such disbursements, and subject to the supervision of the Chief Executive Officer, shall render to the Board of Directors, when they or either of them so require, an account of his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 13. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under his or her control belonging to the Corporation.

Section 14. The Assistant Treasurer, if any shall be elected, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall have such other powers and perform such other duties as may from time to time be assigned to them by the Board of Directors, the Chief Financial Officer or the Treasurer.

Section 15. In addition to the corporate officers elected by the Board of Directors pursuant to this Article V, the Chief Executive Officer may, from time to time, appoint one or more other persons as appointed officers who shall not be deemed to be corporate officers, but may, respectively, be designated with such titles as the Chief Executive Officer may deem appropriate. The Chief Executive Officer may prescribe the powers to be exercised and the duties to be performed by each such appointed officer, may designate the term for which each such appointment is made, and may, from time to time, terminate any or all of such appointments. Such appointments and termination of appointments shall be reported to the Board of Directors.

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ARTICLE VI

STOCK

Section 1. Unless otherwise provided by resolution of the Board of Directors, each class or series of the shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.

FIXING RECORD DATE

Section 2.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, except as otherwise required by applicable law, not be more than sixty nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 11 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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REGISTERED STOCKHOLDERS

Section 3. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

INSPECTOR OF ELECTIONS

Section 4. The Corporation may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer may appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the Delaware General Corporation Law, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

Section 5. In the event of the delivery, in the manner provided by Article II, Section 11 and applicable law, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 5 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 5 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

ARTICLE VII

INDEMNIFICATION OF EMPLOYEES

Section 1. Right to Indemnification. The Corporation shall indemnify any person who was or is involved in or is threatened to be involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee of the Corporation, or is or was serving at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against judgments, fines, amounts paid in settlement and expenses (including, without limitation, attorneys’ fees), actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Notwithstanding the foregoing, except as provided in Section 7 of this Article VII with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the Board of Directors authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.

Section 2. Successful Defense. To the extent that an indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VII, or in defense of any claim, issue or matter therein, such indemnitee shall be indemnified against expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by such indemnitee in connection therewith.

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Section 3. Advance Payment of Expenses. Expenses (including attorneys’ fees) incurred by an indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Corporation deems appropriate, by resolution of the Board of Directors; provided, however, that, to the extent required by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a present director or officer of the Corporation, or a person presently serving at the request of the Corporation as a director or officer (including, without limitation, a trustee) of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall be required to submit to the Corporation, prior to the payment of such expenses, an undertaking (an “undertaking”) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined in a final, non-appealable judicial decision that such director or officer is not entitled to be indemnified by the Corporation for such expenses as authorized in this Article VII; provided, further, that a former director or officer of the Corporation, or a person formerly serving at the request of the Corporation as a director or officer (including, without limitation, a trustee) of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall be required to submit to the Corporation, prior to the payment of such expenses, an undertaking to the extent an undertaking would be required of a present director or officer pursuant to this Section 3.

Section 4. Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any an employee of the Corporation, or any person serving at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, providing indemnification for such person against expenses, including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action, suit or proceeding by or in the right of the Corporation, that arises by reason of the fact that such person is or was an employee of the Corporation, or is or was serving at the request of the Corporation an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was an employee of the Corporation, or is or was serving at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

Section 6. Certain Definitions. For the purposes of this Article VII, (a) any employee of the Corporation who shall serve or has served as an employee of any other corporation, limited liability company, partnership, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (b) any current or former employee of any subsidiary corporation, limited liability company, partnership, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such employee at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve or has served as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such employee at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article VII, references to a corporation include all predecessor corporations and constituent corporations absorbed in a consolidation or merger (including any constituent of a constituent) as well as the resulting or surviving corporation so that any person who is or was an employee of such a constituent corporation, or is or was serving at the request of such constituent corporation as employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity. For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as an employee of the Corporation that imposes duties on, or involves services by, such employee with respect to an employee benefit plan, its participants, or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

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Section 7. Proceedings to Enforce Rights to Indemnification.

(a) If a claim under Section 1 of this Article VII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, or a claim under Section 3 of this Article VII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. Any such written claim under Section 1 of this Article VII shall include such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification. Any written claim under Sections 1, 2 and 3 of this Article VII shall include reasonable documentation of the expenses incurred by the indemnitee.

(b) If successful in whole or in part in any suit brought pursuant to Section 7(a) of this Article VII, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking to the extent an undertaking would be required of a present director or officer of the Corporation pursuant to Section 3 of this Article VII (an “undertaking”), the indemnitee shall also be entitled to be paid and indemnified for the expense of prosecuting or defending such suit.

(c) In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 8. Preservation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee of the Corporation, or has ceased to serve at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article VII by the stockholders of the Corporation entitled to vote thereon shall not adversely affect any right or protection of an employee of the Corporation, or any person serving at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, existing at the time of such repeal or modification.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of any statute, the certificate of incorporation of the Corporation and these Bylaws.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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CHECKS

Section 3. All checks or demands for money of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the Corporation shall be as specified by the Board of Directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

AMENDMENTS

Notwithstanding the certificate of incorporation, these Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors by (i) a majority of the Board of Directors or (ii) at any meeting of the stockholders; provided, however, that any amendment, alteration, change or repeal of these Bylaws at a meeting of the stockholders may only be made by the affirmative vote of holders of at least 66 2/3% of shares generally entitled to vote in the election of directors.

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